                                                                    Exhibit 4(m)

             CERTIFICATE ELIMINATING THE CERTIFICATE OF DESIGNATIONS
                               WITH RESPECT TO THE
          FIXED/ADJUSTABLE RATE NONCUMULATIVE PREFERRED STOCK, SERIES H

                                       OF

                              WELLS FARGO & COMPANY

                      -------------------------------------

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                      -------------------------------------



     The undersigned DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of Wells Fargo & Company, a Delaware corporation (the "Company"), at a meeting duly convened and held on November 27, 2001, at which a quorum was present and acting throughout:

          WHEREAS resolutions were adopted by the Board of Directors, which resolutions are set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware on November 2, 1998, providing for and authorizing the issuance of 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series H ("Series H Preferred Stock"); and

          WHEREAS by resolutions adopted by the Board of Directors on July 24, 2001, the Board of Directors authorized the redemption of all the outstanding shares of the Series H Preferred Stock; and

          WHEREAS all the outstanding shares of the Series H Preferred Stock are outstanding and none will be issued subject to the Certificate of Designations previously filed on November 2, 1998 with the Secretary of State of the State of Delaware with respect to such series.

          RESOLVED that the Chairman, the President, any Vice Chairman, any Executive Vice President, any Senior Vice President, the Secretary and any Assistant Secretary are hereby authorized to execute, acknowledge, and file such instruments and documents as they, or any of them, may deem necessary or advisable to eliminate from the Company's Restated Certificate of Incorporation, as amended, all matters set forth in said Certificate of Designations with respect to the Series H Preferred Stock.

     IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Stanley S. Stroup, its Executive Vice President, and attested by Laurel A. Holschuh, its Secretary, this 11th day of December, 2001.

                                       WELLS FARGO & COMPANY


                                       By /s/ Stanley S. Stroup
                                          --------------------------------------
                                          Executive Vice President

ATTEST:


/s/ Laurel A. Holschuh
----------------------------------
Secretary



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